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                                                                    EXHIBIT 12.5

        COMPUTATION OF ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING LOANS

                           TO TOTAL LOANS RECEIVABLE

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
                                 MARCH 31,                 DECEMBER 31,                       YEAR ENDED JUNE 30,
                            --------------------  -------------------------------  ------------------------------------------
                              1998       1997       1997       1996       1995       1996       1995       1994       1993
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Allowance for loan
  losses..................  $   9,365  $   7,999  $   8,959  $   7,891  $   7,993  $   7,890  $   7,361  $   5,740  $   4,719
Less--loans classified as
  loss....................        (47)       (42)       (47)      (262)      (256)      (213)      (145)        (7)      (314)
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Adjusted allowance for
  loan losses.............  $   9,318  $   7,957  $   8,912  $   7,629  $   7,737  $   7,677  $   7,216  $   5,733  $   4,405
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Nonperforming loans.......  $   4,214  $   2,678  $   4,905  $   2,544  $   4,496  $   3,592  $   3,649  $   2,450  $   5,348
Total loans receivable....  $1,214,900 $1,073,857 $1,168,501 $1,034,190 $ 946,666  $1,006,766 $1,134,024 $ 893,834  $ 613,517
Loan loss allowance to
  total loans receivable
  (both exclusive of loans
  classified as loss).....       0.77%      0.74%      0.76%      0.74%      0.82%      0.76%      0.64%      0.64%      0.72%
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Nonperforming loans to
  total loans
  receiveable.............       0.35%      0.25%      0.42%      0.25%      0.47%      0.36%      0.32%      0.27%      0.87%
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
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